ESCROW INSTRUCTIONS


                                  JUNE 22,2001


TO:       ESCROW DOCUMENT SERVICES
          FOR LAWYERS, INC


         RE:       ESCROW ACCOUNT NO, 01-140


Gentlemen:


         NMSF, LLC ("First Party") And F2 BROADCASTNETWORK, INC ("Second Party") Hereby request Escrow Document Services for Lawyers, Inc, a Colorado Corporation
(EDSL) to act as Escrow Agent on the following terms and conditions:

INSTRUCTIONS

     First Party and Second Party are to deliver the documents and finds identified on Schedule "A" EDSL.
                          -----

         EDSL is directed to hold the documents and funds identified on Schedule " A" in escrow and deliver the in accordance with the instructions on schedule "B".

GENERAL TERMS AND CONDITIONS


         These Escrow Instructions are not binding upon EDSL unless and until they have been accepted in writing in the space provide for such purpose below and the initial set-up fee has been paid.

     EDSL is not a party and is not bound by any other agreement which be evidenced by Outside events or which arises out of these Escrow Instructions except as specifically set forth herein EDSl looks solely to these Escrow Instruction for its duties and responsibilities.

     EDSL is to act under these escrow instruction as a depositary only and is not Responsible for or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any instrument deposited with it, or for the form or execution of Such instrument, or for the identity authority, rights of any person executing or depositing such instrument






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         EDSL shall not be required to accept funds in any form other than wire transfer or certified or cashier's check and shall not be required to disburse any funs until the same have been collected. If funds are transmitted by other means, they will not be disbursed until checks clear and the funds are "good"

         Funds transferred by wire or other electronic means to EDSL shall be sent to:

                  ESCROW Document Services for LAYWERS INC.TRUST
                  Trust Account
                  C/O US BANK NATIONAL ASSOCIATIONS
                  1625 BROADWAY
                  DENVER, CO 80202

                  Account NO 1943 1052 4195
                  ABA No 10200021

                  Note to wire transfer Department: Please contact EDSL, Rodney
D. Knutson, at (303) 892-1733 upon receipt of the funds.

         In disbursing and funds, EDSl acts only as disbursing agent.EDSL shall not be required to file form 1099'son behalf of the parties agree to file all IRS form 1099's.

         EDSl shall not be required to take notice of any default or to take any action with respect to such default involving any expense or liability, unless notice in writing of such default is given to it, and unless its indemnified in a manner satisfactory to it against such expense or liability.

         EDSL shall be protected in acting upon any written notice request, waiver, consent, receipt, or other papers or document signed by the proper party or parties

         EDSl may seek advice from and employ legal counsel in the event of any lawsuit, dispute, or question as to the construction of any of the provisions of these Escrow Instructions, the timely receipt of funds, or EDSL duties under these Escrow Instructions EDSl shall incur no liability and shall be fully protected when it acts in accordance with the opinion and instructions of counsel .The parties hereto agree to reimburse EDSl its reasonable attorney's fees if counsel is so employed.

         If there is any disagreement between any party to these Escrow instructions, or between them or any of them any other person, that results in adverse claims and demands being mad EDSL in connection with or for any property involved in or affected by these escrow instructions, EDSl shall be entitled, at its option, to refuse to comply with any claims or demands on its as long as such disagreement shall continue .In so refusing, EDSL may make no delivery or other disposition of any documents involved in or affected by these Escrow Instructions. EDSL shall not be or become liable in anyway or to any person for its failure or refusal to comply with conflicting or adverse demands

         EDSL shall be entitled to continue so to refrain from acting and so to refuse to act until (1) the right of adverse claimants shall have been finally settled by arbitration or adjudicated in a court assuming and having jurisdiction of the property involved in or affected by these Escrow instructions (2) all differences shall have been adjusted by agreement and (3) after such resolution EDSL has been notified in writing singed by all interested persons. EDSL shall not have a right to file suit in the event settlement of any dispute appears to be impossible and, in writing signed by all interested persons, EDSL shall have a right to file suit in the event settlement of any dispute appears to be impossible, and, in such event, the parties hereto agree to pay reasonable attorney's fees and costs incurred. For purposes of these Escrow Instructions, First Party and Second Party consent to jurisdiction in the Denver District Court, State of Colorado. The laws of Colorado shall apply to any questions of interpretation under these Escrow Instructions.

         These Escrow Instructions may be executed in one or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.


                                    NOTICES


         All notices and other communications to any party shall be sufficiently given if (i) delivered in person, (ii) sent by certified mail, return receipt requested, or (iii) sent by courier. All notices shall be effective and shall be deemed delivered (i) if by personal delivery, on the date of delivery, and (ii) if by mail or courier, on the first day after mailing or delivery to the courier. Until a change of address is communicated as indicated above, all notices shall be addressed as follows:


EDSL:

         Escrow Document Services
          For Lawyers, Inc.
         Attn: Rodney D. Knutson
         640 South Garfield Street
         Denver, CO 80209

 First Party:                               Second Party:

NMSF, LLC                                   F2 BROADCAST NETWORK, INC.
5495 Marion St.                             6245 NW 9th Avenue, Suite 102
Denver, CO 80216                            Fort Lauderdale, FL 80216
Attn: Duane Knight                          Attn: Howard Stern


                             INVESTMENT INSTRUCTIONS

     EDSL shall invest funds in a Market Interest Account at US Bank, N.A., Denver.

                             FEES AND DISBURSEMENTS

         EDSL shall be paid the following fees:

                           Set-up fee                                  $  700
                            (first two parties)
                           Set-up fee                                  $  100
                            (each additional party)
                           Amendment Fee                               $  250
                           Annual Fee                                  $  250
                           Account Fee                                 $  100
                           Transaction fees                            $   25

An additional closing fee of $100/hr will be charged for (1) closings after normal business hours, (2) closings outside the business offices of EDSL and its officers or escrow closers, or (3) for additional services beyond normal escrow services, such as courier deliveries, or additional services as may be approved by the parties.

         A party is one or more persons, associations, or corporations having identical interests in the escrow. For example, any number of persons who are joint payees or whom documents are distributed jointly constitute a "party." If parties are added after the escrow has been set-up, the additional set-up fee is applicable.

         The amendment fee applies to each amendment change of these Escrow Instructions. If the amendment adds parties, the additional set-up fee will be charged.

         A transaction is (1) the deposit in escrow of a document after the escrow has been set-up, and (2) the recording or filing of a document, or (3) the giving of any notice required or permitted by these Escrow Instructions or an Escrow Agreement.

         These fees are subject to a reasonable adjustments from time to time commensurate with (a) the duties and responsibilities performed by EDSL, as the increase or decrease, (b) changing of economic conditions, and (c) the schedule of compensation established from time to time by EDSL for the administration of escrows of similar character. EDSL will not institute any such adjustments without first giving notice to the appropriate interested party or parties at least thirty (30) days in advance of the date of the proposed change.

         The parties shall reimburse EDSL for all fees, expensed, and charges incurred by EDSL in connection with the performance of any duty under these Escrow Instructions, including recording fees, telephone, postage, FAX, or courier charges, and commission ,fees, and charges incurred by EDSL in investing funds.

     EDSL shall send the bills for fees, expenses and charges as follows: Second Party with a copy of the bill to the First Party.

         Regardless of any agreement between the parties, both First Party and Second Party shall be jointly and severally liable for EDSL's fees, and EDSL shall be entitled to collect its fees out of funds held for disbursement. EDSL shall not be required to deliver any documents or funds it holds until its fess have been paid.

         These Escrow Instructions shall be binding upon the parties hereto, their heirs, representatives, successors, and assigns.

                                   MNSF, LLC
                                   First Party



                                    By: /s/ Duane C. Knight Jr.
                                  Name:     Duane C. Knight Jr.
                                 Title:     Member

                             Telephone:     xxx-xxx-xxxx

                                   FAX:     xxx-xxx-xxxx

                             Tax I.D. #     xx-xxxxxxx

                                  F2 BROADCAST NETWORK, INC.
                                  Second Party



                                  By: /s/ Howard B. Stern
                                Name:   Howard Stern
                               Title:   CEO/ Chairman

                           Telephone:   xxx-xxx-xxxx

                                 FAX:   xxx-xxx-xxxx

                              Tax I.D. #


                  ACCEPTED FOR ENTRY in the records of Escrow Document Services for Lawyers, Inc., Denver, Colorado, this 25th day of June 2001.


                                                    Escrow Document Services
                                                       For Lawyers, Inc.



                                                   By: /s/ Rodney D. Knutson
                                                           Rodney D. Knutson
                                                           President

                                   SCHEDULE A
                                       TO
                               ESCROW INSTRUCTIONS

First Party shall deliver the following to EDSL:

(1)      $123,092 in the form of a bank check.

Second Party shall deliver $25,000 to EDSL from the first to occur of the following:

(1)  Sale of Quality Communications, Inc.,
(2)  Settlement with the 1999 Broadway sublessee, or
(3)  Payment on account by PGA Tour.

First Party is to deliver the following notices and instructions to EDSL:

(1) Monthly, a notice stating whether the sublease tenant at 1999 Broadway has paid it's rent of $6,781 (June 2001 through September 2002).
(2) Instructions for the manner and timing for EDSL to pay the copy machine lease assumption.

First Party will send a copy of all notices and instructions to Second Party.

                                   SCHEDULE B
                                       TO
                               ESCROW INSTRUCTIONS
         EDSL is directed to hold the fund identified on Schedule A and deliver them in accordance with the following instructions. (1) Escrow agent shall wire transfer $25,000 to Second Party in accordance with Second Party's instructions.
(2) Escrow agent shall disburse funds sufficient to pay invoices as instructed by First Party and mail a copy of all disbursement check to both First Party and Second Party.
(3)As the tenant under the rental agreement make the required monthly payments, the Escrow Agent shall release a like amount to the Second Party.
At such time as all of the funds have been disbursed as contemplated above, EDSL shall close the market interest account, terminate the escrow agreement, and send the interest remaining in the account (less any unpaid fees and expenses) to Second Party.